Exhibit 10.6

Banjo & Matilda, Inc.

EMPLOYMENT CONTRACT: BRENDAN PATRICK GOW MACPHERSON

THIS EMPLOYMENT CONTRACT ("Agreement") is dated as of the _th day of October 2013, by and between Banjo & Matilda, Inc., Nevada corporation (the "Company') and Brendan Patrick Gow Macpherson, an individual ("Executive", "Employee" or “Mr. Macpherson").

WHEREAS, the Board of Directors of the Company (the "Board") and Executive each desires that Executive furnish services to the Company on the terms and conditions hereinafter set forth. The parties enter into this agreement setting forth the terms and conditions of the employment of the Executive with the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and undertakings contained in this Employment Contract, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.          Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.

2.          Term. The term of Executive's employment under this Agreement shall be for a period of three (3) years, commencing on November 15, 2013 and ending on November 15, 2016, unless further extended or sooner terminated as hereinafter provided.

On November 15, 2016 and on the last day of November each third year thereafter, this Agreement shall be automatically extended for three (3) years, he last day of the Term, as from time to time extended, is hereinafter referred to as the "Expiration Date." The Company or Executive may elect to terminate the automatic extension of the Term set forth in this section by giving written notice of such election on or before August 30th of any Expiration Date year Upon the giving of such notice, Executive's employment under this Agreement shall terminate on the Expiration Date (as last extended).

3.          Position and Duties. During the Term of this Agreement, Executive shall be employed as the Secretary, the Chief Executive Officer of the Company and shall be a member of the Company’s Board of Directors. In this capacity Executive shall have overall authority for the management of the business of the Company and the subsidiaries and affiliates of the Company of which he serves as Chief Executive Officer, Executive hereby accepts such employment and agrees to perform the customary duties of a Chief Executive Officer and accepts such other duties as may be set forth herein.

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Executive shall be responsible for driving shareholder value through:

•	Developing appropriate business strategy(s) in cooperation with the Board
•	Developing a corresponding business plans
•	Implementing such plans through effective management of the business
•	Ensuring the company is properly capitalized
•	Ensuring the Board is fully informed of the businesses operations, and financial affairs
•	Liaising with shareholders where required
•	Minimizing risk through appropriate management of the business, financial, and complying with all statutory and legal requirements.

4.          Compensation and Related Matters.

a.          Base Salary. As compensation for the performance by the Executive of his duties hereunder, the Company shall pay the Executive an annual base salary of $125,000 for the period commencing October 01, 2013 through and including January 1, 2014 which base pay shall be increased each January 1st for the subsequent twelve (12) month periods by a minimum of six percent (6%). In addition, the Board shall meet at this time to discuss and review any additional potential pay increases based upon performance.

b.          Annual Bonus/Incentive Compensation. In addition to the compensation described in subparagraph a. above, Executive may receive such additional compensation, if any, in the form of an annual incentive bonus, as may be approved by the Company's Board of Directors during the annual review.

c.          Stock and Warrants. Executive will receive a signing bonus in the form of preferred stock and common stock as a performance incentive. Executive will receive: 1) an issuance of Common Stock as set forth below; and 2) an issuance of a new class of Control Series Preferred Stock as follows;

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a)   Amend Preferred Shares. The Company shall amend its 100,000,000 shares of preferred shares of its stock as set forth below.

b)   Reservation of Preferred Shares. The Company shall specifically reserve issuance of these shares for the Executive and they shall not be issued to any other party without the written consent of the Executive.

c)   Issuance of Preferred Shares. The Company shall issue 1,000,000 preferred shares to the Executive upon execution of this Agreement.

d)   Voting Rights of Preferred Shares. The preferred shares shall be entitled to 100 votes to every one share of common stock.

e)   The Preferred Shares shall only valid during the term of this Agreement. At the end of the Agreement the shares shall be cancelled and returned to Treasury and the Executive shall have no preferential voting rights. If this Agreement is renewed the preferred shares remain the Executives.

f)   Restriction of further Issuances. The Company shall not issue or authorize any additional classes of stock with voting rights without the written consent of the Executive.

g)   Issuance of Common Stock. Executive shall receive one million shares of the COMPANY’s Common Stock upon execution of this Agreement.

d.          Life and Disability Insurance Premium. COMPANY shall pay Executive's premium on his personal life insurance policy for the period [he or she] performs the duties of EXECUTIVE in an amount which is reasonable and commercially customary. EXECUTIVE shall receive disability insurance in an amount which is reasonable and commercially customary.

e.          Vacation and sick leave. Paid vacation of four (4) weeks per year, which vacation shall be taken at such times as are mutually convenient to Executive and the Company. Paid sick leave for up to 21 days per year.

f.          Medical and Dental Insurance. COMPANY shall either provide to EXECUTIVE and pay the full premium for a comprehensive family health medical and dental insurance policy or if EXECUTIVE elects to provide [his or her] own health insurance, pay to EXECUTIVE an amount equal to the cost of providing said comprehensive family health insurance policy.

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g.          Accrual of Base Salary. If COMPANY and EXECUTIVE deem it in the parties best interest to not pay the EXECUTIVE his base salary as set forth above, said salary shall accrue with a 12% annual interest rate, the accrued salary may be converted at the EXECUTIVE’s sole discretion into the COMPANY’S Common Stock. The interest shall be paid in cash. The conversion price shall be 50% of the Company’s average closing bid price during the thirty day period prior to the COMPANY’s receiving conversion notice from the EXECUTIVE. Accrued Salary= A, Average Thirty Day Bid Price=B, Conversion Share Price=C, Shares issued in Lieu of Compensation=S. (B*

.50 = C, and = S)

For example if the EXECUTIVE accrues $10,000 in salary and the COMPANY’s average Bid Price during the 30 day period is $1.00, the conversion share price would be $0.50. Therefore when you divide the 10,000 in accrued salary by the .50 Conversion Share Price you have 20,000 shares of restricted common stock which would be issued in lieu of compensation.

5.          Representations and Warranties of the Executive. The Executive, in relation to the issuance of preferred and common shares (“Securities”) of the Company herein, hereby represents and warrants as of the Closing Date to the Company as follows:

(a)   Authority. Executive has the power and authority to enter into and to consummate the transactions contemplated by the Employment Agreement and otherwise to carry out its obligations hereunder and thereunder.

(b)   Own Account. Executive understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for his own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law.

(c)   Executive Status . At the time such Executive was offered the Securities, he was, and at the date hereof he is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Executive is not required to be registered as a broker dealer under Section 15 of the Exchange Act.

(d)   Experience of Such Executive . Executive, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Executive is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

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(e)   General Solicitation . Executive is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)   Short Sales. Other than consummating the transactions contemplated hereunder, Executive has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Executive, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing from the time that such Executive began discussing this Agreement with the Company (“ Discussion Time ”) .

6.          Representations and Warranties of the Company. The Company hereby represents and warrants as of the Closing Date to the Executive as follows:

(a)   Organization and Qualification . The Company and each Subsidiary is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “ Material Adverse Effect ”) and no action or proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)   Authorization; Enforcement. The Company and the Subsidiaries have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Employment Agreement and otherwise to carry out their obligations hereunder and thereunder. The execution of the Employment Agreement by the Company and the Subsidiaries and the consummation by them of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and the Subsidiaries and no further action is required by the Company, the Subsidiaries, the Board of Directors, the board of directors of each Subsidiary or their stockholders in connection therewith other than in connection with the Required Approvals. The Employment Agreement has been (or upon delivery will have been) duly executed by the Company and the Subsidiaries, as applicable, and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company and the Subsidiaries enforceable against the Company and the Subsidiaries in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(c)   No Conflicts. The execution, delivery and performance of the Employment Agreement by the Company and the Subsidiaries and the consummation by the Company and the Subsidiaries of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, loan or credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d)   Filings, Consents and Approvals . Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company and the Subsidiaries of the Employment Agreement, other than those obtained and/or made prior to or as of the Closing Date, and the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “ Required Approvals ”).

(e)   Issuance of the Securities .. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Employment Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Employment Agreement. The Preferred and Common Shares, when issued in accordance with the terms of the Employment Agreement, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Employment Agreement. The Company has reserved from its duly authorized capital stock a number of shares of Preferred and Common Stock for issuance.

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(f)   SEC Reports; Financial Statements. To the Company’s knowledge, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “ SEC Reports ”). To the Company’s knowledge, as of their respective dates, the SEC Reports complied as to form in all material respects with the disclosure requirements of the Securities Act and the Exchange Act, as applicable, and, to the Company’s knowledge none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the Company’s knowledge the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“ GAAP ”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(g)   Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Employment Agreement. The Executive shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by the Employment Agreement.

7.          Reimbursement of Expenses. The Executive may incur reasonable expenses for furthering the Company's business, including expenses for entertainment, travel, meals, and similar items. The Company shall reimburse Executive for all business expenses after the Executive presents an itemized account of expenditures, pursuant to Company policy.

8.          Devotion to Company. The Executive will devote substantially his full time, attention, and energies to the business of the Company, its affiliates and subsidiaries during this employment. The Company understands that Executive is engaged in other non-competing businesses, and Executive is not prohibited from an active involvement in the operation of said business, however the parties do anticipate that Executive will devote substantially his full time not less than 70% of his work time) to Company.

9.          Termination by Executive. Executive may terminate his employment hereunder by giving thirty days written notice to the Company, in which event such termination shall become effective at the end of the notice period, or earlier as may be specified by the Company after receipt of Executive's Notice of Termination.

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10.          Termination by Company. With or without cause, the Company may terminate Executive's employment at any time prior to the expiration of the three-year term upon 180 days' written notice to the Executive. If terminated the Executive will be paid his/her regular salary up to the date of termination. In addition, the Company will pay the Executive on the date of the termination a severance allowance of fifty percent (50%) of the total salary compensation Executive would have been entitled to for the remainder of his Term of employment. The Company will pay any required withholding tax on said severance allowance without deducting the same from the amount to be paid to Executive.

11.          Notice of Termination. Any purported termination of the Executive's employment shall be communicated by written Notice of Termination to the other party hereto. If such notice is served by the Company on the Executive, to be effective, it must include the signatures of the majority of the board of directors approving such termination and thanking Executive for his service to date.

12.          Termination Benefits, Upon the expiration or termination of this Agreement or Executives employment, by either party for any reason, Company shall continue to provide Executive with life and disability insurance and family health insurance described above for a period of thirty six (36) months from said termination/expiration. Company will make all reasonable efforts to allow Executive to continue such coverage thereafter at Executives own expense. This provision shall survive the expiration or termination of this agreement for any reason.

13.          Death Benefit. Should Executive die during the term of employment, the Company shall pay to Executive's designee, the greater of two hundred twenty five thousand dollars ($225,000) or fifty percent (50%) of the total salary compensation Executive would have been entitled to for the remainder of his Term of employment, whichever is greater, Company will also continue to pay the medical and health benefits for Executive's family for a period of three (3) years, in addition to the benefits to Executives spouse, provided in section 12 above.

14.          Covenant Not to Compete. If the Executive receives Termination Benefits of at least $150,000 under paragraph 10 herein, the following Covenant Not to Compete shall be triggered.

a.    Term. The Executive shall not compete for a period of six months.

b.    Scope. The Executive shall not perform services whether as an Employee, Independent Contractor or Consultant for any third party involved in the design, manufacture, sale or distribution of premium contemporary knitwear.

c.    Geographical Restrictions. This Covenant not to Compete shall be limited to a seventy five mile radius around areas which the Company designs, manufactures or sells premium contemporary knit wear.

d.    Non-Solicitation. The Executive shall not solicit the Company’s Employees, manufacturers, distributors or customers during the term of this Non Compete.

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15.          Choice of Law. It is the intention of the parties to this Agreement that this Agreement and the performance under this Agreement, and all suits and special proceedings under this Agreement, be construed in accordance with and under the Laws the State of Nevada.

16.          DISPUTED COMPENSATION. In the event that the Company should at anytime dispute any payment or vesting of compensation as provided herein to executive, Company agrees that it will provide Executive with a timely and immediate written notice of such dispute detailing the specific compensation that it disputes and detailing all of the legal reasons and the detailed factual basis for its objection thereto. Such written notice will be provided to Executive in advance of the payment or vesting of any such disputed payment to Executive. Providing such a notice does not eliminate or obviate the Company's responsibility to make such a payment of compensation, its dispute or objection notwithstanding.

In the event that the reasons for the dispute or objection arise after the disbursement or vesting of such compensation to Executive, then Company agrees that it will provide notice to Executive at the earlier of twenty one (21) days from the date of any such disbursement or vesting if Company knew or reasonably should have known of the basis for such an objection within seven (7) days of such disbursement or vesting, or if Company did not know or reasonably could not be expected to known of the basis for such an objection, within one hundred and thirty one (131) days of the disbursement, payment or vesting of such benefit. Any request or demand by the Company for reimbursement of compensation paid to Executive pursuant to this agreement is waved if not made within the limitation period described in this paragraph. No action will be brought or maintained by the Company against Executive, either in a court of law or in arbitration, or otherwise, to recover compensation paid to executive if the Company has not complied with this section 15.

Under no circumstances will any action will be brought or maintained by the company against executive, either in a court of law or in arbitration, or otherwise, to recover compensation already vested or paid to executive, even if prior notice of the dispute or objection as described above has been served, if more than three hundred and sixty five (365) days have passed since the payment or vesting which the company would otherwise seek to recover or overturn.

This section 16 shall not apply to any compensation that Executive should receive that is over and above the compensation specifically described in this Agreement.

17.          NO WAIVER. The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

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18.          PARAGRAPH HEADINGS. The titles to the paragraphs of this Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Agreement.

19.          COMPLETE AGREEMENT, This Agreement contains the complete agreement concerning the employment arrangement between the parties. The parties stipulate that neither of them has made any representation with respect to the subject matter of this Agreement or any representation including the execution and delivery of this Agreement except such representations as are specifically set forth in this Agreement and each of the parties acknowledges that [he or she] or it has relied on its own judgment in entering into this Agreement. The parties further acknowledge that any representations that may have been made by either of them to the other prior to the date of executing this Agreement are of no effect and that neither of them has relied thereon in connection with [his or her] dealings with the other.

20.          INDEMNIFICATION. Company shall indemnify Executive to the maximum extent allowable under the applicable jurisdictions laws including but not limited to against any and all expenses, including amounts paid upon judgments, counsel fees, environmental penalties and fines, and amounts paid in settlement (before or after suit is commenced),incurred by the Executive in connection with [his or her] defense or settlement of any claim, action, suit or proceeding in which [he or she] is made a party or which may be asserted against [him or her} by reason of [his or her] employment or the performance of duties in this Agreement or as an officer or director of the Company or otherwise in connection to the Company. Such indemnification shall be in addition to any or rights to which Executive may be entitled under any law, the articles of incorporation, the bylaws, any agreement, or otherwise. This provision shall survive the expiration or termination of this agreement for any reason.

21.          Assumption of Agreement by Company's Successors and Assignees. The Company's rights and obligations under this agreement will inure to the benefit and be binding upon the Company's successors and assignees.

22.          Legal Fees. In the event of any dispute or proceeding arising under this Agreement where the Executive is ultimately the substantially prevailing party, the Company shall promptly reimburse Executive for all costs, including without limitation, the reasonable attorneys' fees of any attorney of the Executive's choosing, incurred by the Executive in any such dispute or proceeding arising under this Agreement.

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23.          Assignment. This Agreement shall not be assignable by either party without the prior written consent or the other party, However:

(1)          It maybe assigned by the Company to any person or entity acquiring all or substantially all of the assets thereof, however Company will remain as a guarantor of obligations hereunder: and

(2)          It may be assigned by Executive as to his right to payment, but not as to any of his obligations hereunder; and

24.          Severability of Provisions. If any of the provisions of this Agreement or the application of any such provision shall for any reason be held invalid by a court of competent jurisdiction, such invalidity shall not affect or impair any other provision, it being the intention of the parties that such other provisions shall be and remain in full force and effect.

25.          Notices. Ali notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall deemed to have been given at the time when mailed at any office of the United States Postal Service enclosed in a certified postage-paid envelope addressed to the respective party at the addresses set forth below (together with an electronic copy to the designated e-mail addresses listed below if notice is being served on Executive) or to such changed address as such party may have fixed by notice to the other party, provided, however, that any notice or change of address shall be affected only upon receipt and further provided that any notice may be personally delivered to the respective party by the party giving notice in lieu of being mailed.

If to Company:

Banjo & Matilda, Inc.

76 William St Paddington

NSW Australia 2021

Fax +61 (0) 2 811 1213

Phone +61 (0) 2 8096 2665

If to Executive:

Brendan Patrick Gow

Macpherson

PO BOX 3438 Tamarama

NSW 2026

+61 (0) 413 83 66 33

Ben@banjoandmatilda.com

Either party may waive this notice provision by providing a written acknowledgement to the other party that the first party has received effective notice.

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26.          Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Company, its successors and assigns, and any corporation which may acquire all or substantially all of the Company's assets or into which the Company may be consolidated or merged, and shall inure to the benefit of Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. Upon the Executive's death, all amounts, warrants, and other compensation, to which he is entitled hereunder, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's designee, or, if there be no such designee, to the Executive's estate.

27.          Vesting of compensation and benefits. Executive's (and where applicable Executive’s Spouse's and Designee's) right(s) to the compensation and benefits described in this Agreement are fully vested as of the date of this Agreement.

28.          Bankruptcy, Security and Liens. It is the intention of the parties that to the greatest extent allowable under the law, the rights and obligations of this employment agreement shall not be waved or subordinated by any bankruptcy.

29.          Execution in Counterparts. This Agreement maybe executed by the parties hereto signing the same instrument, or by each party hereto signing a separate counterpart or counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument The parties agree that documents executed by facsimile or electronic transmission shall be acceptable in this transaction, and the signatures thereof shall have the same force and effect as original signatures.

30.          Waiver. The failure of any party to insist in any one or more Instances upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of any such term, covenant or conditions, but the obligations of either party with respect thereto shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal the day and year above first written.

Company

BRENDAN PATRICK GOW MACPHERSON	BELINDA STORELLI MACPHERSON

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